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Exhibit 10.30

FORBEARANCE AGREEMENT

        FORBEARANCE AGREEMENT (this "Agreement"), made and entered into as of this 20th day of May, 2005, by and between FISCHER IMAGING CORPORATION, a Delaware corporation (the "Company"), and COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company ("ComVest");

W I T N E S S E T H:

        WHEREAS, the Company and ComVest are parties to a Note and Warrant Purchase Agreement dated as of February 22, 2005 (as amended, the "Purchase Agreement"), pursuant to which, among other things, the Company has issued to ComVest two Senior Secured Promissory Notes in the aggregate principal amount of $7,000,000 (the "Notes"), and has granted to ComVest, as security for the payment of the Notes and related obligations, a first priority lien and security interest in substantially all of the Company's assets pursuant to a Security Agreement dated as of February 22, 2005 by the Company in favor of ComVest (the "Security Agreement"); and

        WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to comply with certain covenants and agreements, the non-compliance with which would give rise to an Event of Default under and as defined in the Notes, thereby giving ComVest the right to declare the Notes to be immediately due and payable and to exercise all rights and remedies in respect of the collateral pursuant to the Security Agreement; and

        WHEREAS, there has occurred an Event of Default under the Notes by reason of the Company's EBITDA for the quarter ended March 31, 2005 being in an amount which is less than the required minimum EBITDA of $(2,000,000) pursuant to Section 5.11(i) of the Purchase Agreement (the "Existing Event of Default"); and

        WHEREAS, the Company has requested that ComVest refrain from exercising its rights and remedies in respect of the Existing Event of Default; and

        WHEREAS, ComVest is willing to forbear, on the terms and conditions set forth in this Agreement, from exercising such rights and remedies in respect of the Existing Event of Default, subject to the Company's compliance with the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

        1.     Recitals. Each of the Company and ComVest hereby confirms the accuracy of the statements made in the foregoing "WHEREAS" clauses, all of which are acknowledged to constitute an integral part of the substance of this Agreement.

        2.     Certain Waivers and Acknowledgments. In order to induce ComVest to enter into this Agreement and agree to the forbearance provided for herein, the Company hereby acknowledges and confirms, and represents and warrants, that:

          (a)   Each of the Transaction Documents (as such term is defined in the Purchase Agreement) is and remains the legal, valid and binding obligation of the Company, and is hereby reaffirmed as being in full force and effect in accordance with its terms; the entire $7,000,000 aggregate principal amount of the Notes, together with accrued interest through March 31, 2005 at the 8.5% per annum base rate provided in the Notes, and accrued interest from and after April 1, 2005 at the 11.5% per annum default rate provided in the Notes, remain outstanding on the date hereof, and the Company has no offsets, counterclaims or defenses which would in any manner defer, reduce or impair the Company's obligations in respect thereof.

          (b)   The Existing Event of Default has occurred and is continuing by reason of the failure of the Company to achieve the required minimum $(2,000,000) EBITDA pursuant to

  Section 5.11(i) of the Purchase Agreement; and by reason of such Existing Event of Default, (i) ComVest has the right to declare the entire principal balance of the Notes, together with accrued interest thereon as hereinabove specified, to be immediately due and payable in accordance with Section 7(b) of the Notes, and (ii) all principal of and accrued interest under the Notes are currently due and payable without requirement of any notice or demand.

          (c)   By reason of the Existing Event of Default, ComVest has the right, in addition to all other rights and remedies, to (i) during the pendency of an Event of Default, refuse any further request by the Company for ComVest to purchase any further Additional Notes under and as defined in the Purchase Agreement, (ii) charge the default rate of interest under the Notes so long as the Existing Event of Default (and/or any other Event of Default) is continuing, and (iii) exercise all rights and remedies (including, without limitation, foreclosure) in respect of the collateral pledged pursuant to the Security Agreement.

          (d)   Except for the Existing Event of Default, there does not exist any other Event of Default under the Notes, and the Company is not in default or violation of any of its obligations under the Purchase Agreement, the Notes, the Security Agreement and/or any related agreements.

          (e)   The Existing Event of Default shall not be deemed cured unless and until such time (if any) as the aggregate cumulative EBITDA of the Company for all full quarterly periods from and after January 1, 2005 equals or exceeds, as of the end of any fiscal quarter of the Company, the aggregate cumulative minimum EBITDA for all quarterly periods specified in Section 5.11(i) of the Purchase Agreement.

          (f)    The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, and do not violate any agreement, instrument or obligation to which the Company is a party or by which the Company is bound.

        3.     Consideration for Forbearance. In consideration of ComVest's agreement to forbear as hereinafter provided, the Company hereby agrees that:

          (a)   The Company shall pay to ComVest a forbearance fee in the amount of $87,500 which shall be due and payable (i) $25,000 on or before June 30, 2005 and (ii) $62,500 on or before July 21, 2005. Such forbearance fee shall be deemed fully earned upon the execution and delivery of this Agreement by the Company, and shall be an "Obligation" under and as defined in the Security Agreement, and secured by all of the Collateral pledged under the Security Agreement; and

          (b)   The transfer restrictions contained in Section 5.1(a) of the Purchase Agreement, and in Section 8 of the Notes, are hereby amended, so that, from and after the date hereof, subject to Section 5.1(b) of the Purchase Agreement, ComVest and/or any direct or remote transferee(s) of ComVest may assign or transfer any Note (including any further Additional Note(s) which may be issued pursuant to the Purchase Agreement) or any portion thereof to any person or entity whatsoever, except that the transfer restrictions set forth in Section 5.1(a) of the Purchase Agreement and in Section 8 of the Notes shall continue in full force and effect with respect to (i) Hologic, Inc., (ii) Morgan Nields or any business or entity in which he is employed or is otherwise involved or has a greater than 5% ownership interest, and (iii) any Affiliates (as defined in the Purchase Agreement) of any of the foregoing. Such transfer restrictions with respect to Hologic, Inc. and any of its Affiliates will terminate and be of no further force and effect upon the earlier of (i) an Option Triggering Event (as defined in the Warrant dated February 22, 2005 issued by the Company to ComVest) and (ii) July 21, 2005.

        4.     Forbearance.

          (a)   In consideration of the waivers, acknowledgements and agreements made by the Company herein, ComVest hereby agrees that it will not, at any time between the date hereof and July 21, 2005 (as such period may be extended in accordance with Section 3(a) below, the "Forbearance Period"), exercise any of its rights or remedies in respect of the Existing Event of Default, provided and on condition that each of the following conditions shall at all times be complied with:

            (i)    except for the Existing Event of Default, no Event of Default under any Note shall exist at any time;

            (ii)   not later than May 31, 2005, the Company shall have delivered to ComVest a deposit account control agreement, in form and substance satisfactory to ComVest, respecting all of the Company's bank accounts at Silicon Valley Bank, duly executed by the Company and Silicon Valley Bank;

            (iii)  the Company shall timely pay all installments of the forbearance fees in accordance with Section 3(a) above or Section 4(b) below (as applicable); and

            (iv)  the Company shall provide to ComVest, promptly upon request, all such financial and other information regarding the Company as ComVest may reasonably request from time to time, and shall permit ComVest and its representatives to have access to the Company's facilities and its books and records at all reasonable times, with the right to make copies and extracts of such books and records, all at the Company's expense.

In the event that and at any time when any of the foregoing conditions is not being complied with, ComVest may, by written notice to the Company, terminate the Forbearance Period immediately; provided, however, that any Event of Default under any Note which causes the automatic acceleration of the Company's obligations thereunder shall also effect an automatic termination of the Forbearance Period.

          (b)   If so requested by the Company not less than five (5) business days prior to the then-current expiration of the Forbearance Period, and provided that (i) the Forbearance Period was not previously terminated, (ii) all conditions set forth in Section 4(a) above are being complied with (both at the time of the Company's request for extension, and at the commencement of the subject extension), and (iii) ComVest shall be satisfied with the Company's progress in ComVest's sole and absolute discretion, ComVest will extend the Forbearance Period for one or more additional periods of one (1) month each, in consideration of which ComVest shall be deemed to have earned an additional forbearance fee in the amount of $25,000 for each such extension, which shall be deemed fully earned at the commencement of the subject extension of the Forbearance Period, shall be due and payable in full upon the expiration or termination of the subject extension of the Forbearance Period, and shall be an "Obligation" under and as defined in the Security Agreement and secured by all of the Collateral pledged under the Security Agreement. Each such request for extension shall include the Company's certification that all conditions set forth in Section 4(a) above are then being complied with, and shall be deemed a further release by the Company of ComVest and its officers, directors and representatives of and from any and all claims, demands, actions, causes of action or controversies of any kind or description arising out of or relating to the Transaction Documents, any matter arising therefrom or thereunder, or any acts, omissions or performance by ComVest in relation thereto, to the date of such extension request.

          (c)   From and after the expiration or termination of the Forbearance Period, ComVest may, in such order or combination as ComVest may determine, exercise any and all available rights and remedies for the collection and enforcement of then-outstanding Obligations (as such term is defined in the Security Agreement), including but not limited to (i) suit to collect the then-outstanding Obligations, and (ii) foreclosure of any or all of the Collateral in respect of such Obligations.

        5.     Limited Forbearance; No Novation or Other Amendment.

          (a)   Nothing contained in this Agreement shall be deemed to constitute a waiver by ComVest of any rights or remedies whatsoever, and, except as expressly set forth in this Agreement, ComVest has not agreed to forbear from exercising any of such rights or remedies. Nothing herein contained shall be deemed to grant or constitute any agreement to forbear with respect to any defaults other than the Existing Event of Default, or which may arise from and after the date hereof; and with respect to any such matters, ComVest expressly reserves all applicable rights and remedies.

          (b)   Nothing herein contained shall be deemed to constitute a novation of any obligations under the Purchase Agreement, the Notes, the Security Agreement or otherwise.

          (c)   Except as expressly set forth herein, none of the terms and conditions of the Purchase Agreement, the Notes, the Security Agreement or any related agreements are being amended or modified.

        6.     Expenses. The Company shall pay or reimburse ComVest on demand for all costs and expenses incurred by ComVest (including, without limitation, reasonable attorneys' fees and expenses) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, any waiver or amendment of or supplement or other modification to this Agreement, and/or any matters relating to the enforcement of any rights or claims of ComVest under this Agreement. Such obligation of the Company is an addition to all other obligations of the Company (whether pursuant to the Purchase Agreement, the Notes, the Security Agreement or otherwise) to pay or reimburse costs and expenses incurred by ComVest.

        7.     Miscellaneous.

          (a)   Any notices or other communications required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Purchase Agreement.

          (b)   The laws of the State of New York (without giving effect to principles of conflicts of laws) shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the jurisdiction of all courts sitting in the State of New York (and of all courts to which an appeal may be taken from any such courts sitting in the State of New York) in connection with any action or proceeding under or relating to this Agreement, and waive trial by jury in any such action or proceeding.

          (c)   Neither this Agreement nor any of the Company's obligations hereunder may be assigned by the Company without the prior written consent of ComVest.

          (d)   This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties relating to the specific subject matter hereof.

          (e)   Neither any course of dealing between the parties nor any failure to exercise, or any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

          (f)    No change, amendment, modification or waiver of or under this Agreement shall be valid unless set forth in a written agreement signed by the parties.

          (g)   The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

          (h)   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. This Agreement may be signed by the parties by fax signature, which shall have full binding legal effect.

          (i)    If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of date first set forth above.

FISCHER IMAGING CORPORATION
By:	/s/ HARRIS RAVINE Name: Harris Ravine Title: President and Chief Executive Officer
COMVEST INVESTMENT PARTNERS II LLC
By:	/s/ LARRY E. LENIG, JR. Name: Larry E. Lenig, Jr. Title: Senior Partner

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FORBEARANCE AGREEMENT